JOINT FILERS’ SIGNATURES
INSIGHT HOLDINGS GROUP, LLC		Date: April 2, 2018
By: Name: Title:	/s/ Blair Flicker Blair Flicker Attorney-in-Fact
INSIGHT VENTURE PARTNERS VII, L.P.		Date: April 2, 2018
By: By:	Insight Venture Associates VII, L.P., its general partner Insight Venture Associates VII, Ltd., its general partner
By: Name: Title:	/s/ Blair Flicker Blair Flicker Vice President
INSIGHT VENTURE PARTNERS (CAYMAN) VII, L.P.		Date: April 2, 2018
By: By:	Insight Venture Associates VII, L.P., its general partner Insight Venture Associates VII, Ltd., its general partner
By: Name: Title:	/s/ Blair Flicker Blair Flicker Vice President
INSIGHT VENTURE PARTNERS (DELAWARE) VII, L.P.		Date: April 2, 2018
By: By:	Insight Venture Associates VII, L.P., its general partner Insight Venture Associates VII, Ltd., its general partner
By: Name: Title:	/s/ Blair Flicker Blair Flicker Vice President
INSIGHT VENTURE PARTNERS VII (CO-INVESTORS), L.P.		Date: April 2, 2018
By: By:	Insight Venture Associates VII, L.P., its general partner Insight Venture Associates VII, Ltd., its general partner
By: Name: Title:	/s/ Blair Flicker Blair Flicker Vice President

INSIGHT VENTURE ASSOCIATES VII, L.P.		Date: April 2, 2018
By:	Insight Venture Associates VII, Ltd., its general partner
By: Name: Title:	/s/ Blair Flicker Blair Flicker Vice President
INSIGHT VENTURE ASSOCIATES VII, LTD.		Date: April 2, 2018
By: Name: Title:	/s/ Blair Flicker Blair Flicker Vice President
INSIGHT VENTURE PARTNERS COINVESTMENT FUND II, L.P.		Date: April 2, 2018
By:	Insight Venture Associates Coinvestment II, L.P., its general partner
By: Name: Title:	/s/ Blair Flicker Blair Flicker Vice President
INSIGHT VENTURE ASSOCIATES COINVESTMENT II, L.P.		Date: April 2, 2018
By: Name: Title:	/s/ Blair Flicker Blair Flicker Authorized Officer